UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2014

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (215)-735-4422

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 29, 2014, Republic First Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the Company’s shareholders voted on the following proposals stated in the Proxy Statement dated March 26, 2014.

The proposals voted on and approved by the Company’s shareholders at the Annual Meeting were as follows:

Proposal 1 – Election of Directors

Each of the following director nominees was elected as a Class I director to serve for a three-year term until the 2017 Annual Meeting of Shareholders and until his successor has been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harry D. Madonna	11,182,347	3,608,909	8,705,425
Brian P. Tierney	11,189,775	3,601,481	8,705,425

Proposal 2 – Approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan

The Company’s 2014 Equity Incentive Plan, as described in the proxy statement, was approved by the shareholders.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,286,951	5,409,812	94,493	8,705,425

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,352,376	52,540	91,765	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: April 30, 2014	By: /s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
Chief Financial Officer